UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 16, 2021

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On December 16, 2021, Epizyme, Inc. (the “Company”) received written notice from Glaxo Group Limited (“GSK”) that GSK has elected to terminate the Collaboration and License Agreement dated January 8, 2011, as amended (the “Agreement”). GSK terminated the Agreement without cause, and in accordance with the terms of the Agreement and the notice of termination, the termination will be effective on March 16, 2022 (the “Termination Effective Date”).

The Agreement provided that the parties would discover, develop and commercialize novel small molecule histone methyltransferase, or HMT, inhibitors directed to available targets from the Company’s product platform. Under the terms of the Agreement, the Company granted GSK exclusive, worldwide license rights to HMT inhibitors directed to three targets. As part of the collaboration, the Company agreed to provide research and development services related to the licensed targets pursuant to agreed-upon research plans during a research term that ended January 8, 2015. The Company substantially completed all research obligations under the Agreement by the end of the first quarter of 2015 and completed the transfer of the remaining data and material for these programs to GSK in the second quarter of 2015. GSK was then responsible for all future development and commercialization. Subsequent to a GSK strategic portfolio prioritization, the Company received notice in October 2017 that GSK terminated the Agreement with respect to the third target, effective December 31, 2017, which returned all rights to that target to the Company. The two other targets, PRMT5 and PRMT1, continued to be subject to the Agreement and were not impacted by the termination with respect to the third target.

As a result of the termination of the Agreement, as of the Termination Effective Date, the license rights granted by the Company to GSK will terminate, GSK will cease to accrue any financial obligations to the Company and the Company will be entitled to pursue the PRMT5 and PRMT1 targets in all fields worldwide without further obligation to GSK.

The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, as amended, which was filed, collectively, with the U.S. Securities and Exchange Commission as (i) Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-187982) on May 13, 2013, (ii) Exhibit 10.30 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193569) on January 28, 2014, (iii) Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35945) on April 22, 2014, (iv) Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35945) on April 22, 2014, (v) Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35945) on May 14, 2014 and (vi) Exhibit 10.37 to the Company’s Annual Report on Form 10-K (File No. 001-35945) on March 12, 2015, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: December 22, 2021	By:	/s/ John Weidenbruch
John Weidenbruch Senior Vice President, General Counsel and Secretary